Exhibit 10.1

AMENDMENT TO
PARAGON COMMERCIAL BANK
SALARY CONTINUATION AGREEMENT
FOR
MATTHEW C. DAVIS

This AMENDMENT TO PARAGON COMMERCIAL BANK SALARY CONTINUATION AGREEMENT (this “Amendment”) is entered into as of this 26th day of April, 2017, by and between Paragon Commercial Bank, a North Carolina-chartered bank (the “Bank”), and Matthew C. Davis, an executive of the Bank (the “Executive”).

WHEREAS, the Bank and the Executive are parties to two Paragon Commercial Bank Salary Continuation Agreements, each dated December 29, 2016, (collectively, the “Agreement”) under which the Bank has agreed to provide a salary continuation benefit to the Executive, and

WHEREAS, TowneBank, the Bank, and Paragon Commercial Corporation (“Paragon”) have entered into the Agreement and Plan of Reorganization dated as of April 26, 2017 (the “Merger Agreement”), under which the Bank will merge with and into TowneBank, with TowneBank being the surviving corporation (the “Merger”);

WHEREAS, in connection with the Merger, TowneBank, the Bank and Executive are entering into an Employment Agreement, dated as of April 26, 2017, conditioned upon consummation of the Merger, and under which TowneBank is assuming all of Paragon’s obligations under the Agreement;

WHEREAS, the Merger is a Change in Control within the meaning of Section 1.5 of the Agreement, and will result in full vesting of the Executive’s Accrued Benefit under the Agreement upon consummation of the Merger;

WHEREAS, the parties may amend the Agreement under Section 8.1 thereof and now wish to do so in connection with the Merger; and

WHEREAS, in accordance with Section 8.5 of the Agreement, the parties intend that this Amendment shall be binding on and inure to the benefit of TowneBank, upon consummation of the Merger, as successor of the Bank.

NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Bank hereby agree as follows.

Section 1.17 “Voluntary Termination with Good Reason” is amended, effective upon consummation of the Merger and you being employed by Paragon Bank on the effective date of the Merger, as evidenced by the date and time shown on the certificate of merger issued by the Virginia State Corporation Commission effecting the Merger (the “Merger Date”), to add a new subsection (z) to the end thereof, such that the amended Section 1.17 reads as follows:

“Voluntary Termination with Good Reason” means a voluntary Separation from Service by the Executive within 24 months after a Change in Control if the following conditions (x) and (y) are satisfied, but subject to condition (z):

(x)           a voluntary Separation from Service by the Executive will be considered a Voluntary Termination for Good Reason if any of the following occur without the Executive’s advance written consent –

(1)     a material diminution of the Executive’s base salary,

(2) a material diminution of the Executive’s authority, duties, or responsibilities,

(3) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report,

(4) a material diminution in the budget over which the Executive retains authority,

(5) a material change in the geographic location at which the Executive must perform services for the Bank, or

(6) any other action or inaction that constitutes a material breach by the Bank of the agreement under which the Executive provides services to the Bank.

(y)           the Executive must give notice to the Bank of the existence of one or more of the conditions described in clause (x) within 90 days after the initial existence of the condition, and the Bank shall have 30 days thereafter to remedy the condition. In addition, the Executive’s voluntary termination because of the existence of one or more of the conditions described in clause (x) must occur within 24 months after the earlier of the initial existence of the condition or the Change in Control.

(z)           The Participant and the Bank agree that Participant’s entering into the Employment Agreement with TowneBank, dated April 26, 2017, shall constitute advance written consent to any diminution or change under items (2) through (4) of clause (x) that arises from Participant’s position, title, supervisor, authorities, duties, or responsibilities as they exist as of the Merger Date; provided that the foregoing consent shall not be deemed given for any subsequent material diminutions or changes occurring after the Merger Date and not contemplated by the Participant and the Bank as of the Merger Date.

References to Parties. All references to “Paragon Commercial Bank,” the “Bank” or to “Paragon Commercial Corporation” in the Agreement shall be amended to substitute “TowneBank.”

Effectiveness of this Amendment. Notwithstanding anything in this Amendment to the contrary, in the event that the Merger Agreement is terminated pursuant to its terms prior to the Merger Date, this Amendment will expire and be of no further force or effect on the date of termination of the Merger Agreement.

IN WITNESS WHEREOF, the Executive and a duly authorized officer of the Bank have executed this Amendment as of the date first written above.

EXECUTIVE:	PARAGON COMMERCIAL BANK

/s/ Matthew C. Davis	/s/ Robert C. Hatley
Matthew C. Davis	Robert C. Hatley
Title	President and Chief Executive Officer

[Signature page – Amendment to Paragon Commercial Bank Salary Continuation Agreement for Matthew C. Davis]